FINAL	Exhibit 99.2
Editorial Contact:

Theresa Smith
Pathway Communications
818-704-8481
tls@pathwaypr.com

INSIGHTFUL APPOINTS RON FAITH VICE PRESIDENT AND GENERAL
MANAGER OF INFACT AND PROMOTES GIOVANNI MARCHISIO TO
VICE PRESIDENT OF ENGINEERING--TEXT ANALYSIS AND SEARCH

Senior Executive brings Sales, Marketing and Product Development expertise to

 Insightful’s InFact® Software

SEATTLE — November 1, 2005— Insightful Corporation® (NASDAQ: IFUL), a leading provider of software solutions for analysis of numeric and text data, announced today that Ron Faith has joined the company as vice president and general manager of InFact® and Giovanni Marchisio has been promoted to vice president of engineering-text analysis and search. Mr. Faith will be responsible for sales, marketing and product development for InFact, an industry leading text analysis and advanced relationship search application. Mr. Marchisio will continue to oversee research and development for InFact.

“Ron’s experience in executing successful sales, marketing and product development initiatives make him an invaluable addition to our team as we move forward in furthering the development and delivery of text analysis applications,” said Jeff Coombs, president and chief executive officer of Insightful.

In this position, Mr. Faith will report directly to Mr. Coombs and will serve as a member of Insightful’s executive management team. Before joining Insightful, Mr. Faith spent eight years at Qpass, a mobile software infrastructure provider.  While at Qpass, he served as vice president in a number of capacities including sales, business development and leading the company in its transition to mobile data services. Prior to Qpass, Mr. Faith led consumer Internet initiatives at Apple Computer (NASDAQ: AAPL), in particular, overseeing the launch of Apple's first consumer Internet software offering, the Apple Internet Connection Kit.

"I look forward to working with Insightful’s strong management team as we move forward in offering the most complete and effective suite of text analysis and advanced search applications for solving problems relating to information overload and unstructured text mining,” said Mr. Faith. “I believe we have an opportunity to bring the power of intelligence extraction and discovery from text to every knowledge worker across the enterprise.”

Regarding Mr. Marchisio’s promotion, Mr. Coombs said, “Giovanni has shown great leadership and vision and is directly responsible for building a strong, effective text analysis team. This promotion is well deserved. We look forward to his continued devotion to InFact, and to Insightful.”

InFact 3.0 delivers a new interactive text query language designed to execute custom, flexible, and complex searches from a simple Web interface (much like familiar Internet search tools). InFact is designed to enable professional analysts and researchers, who have long been frustrated by the inaccuracy and limitations of keyword search and early generation natural language processing search, to accurately uncover facts and relationships within text documents. InFact boasts the world’s most advanced natural language processing to enable very precise and accurate searching, thereby increasing productivity and the quality of intelligence retrieved from text documents.

ABOUT INSIGHTFUL

Insightful Corporation (NASDAQ:IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends, and relationships. The company is a leading supplier of software and services for statistical data analysis, data mining, and knowledge access enabling clients to gain intelligence from numeric and text data.

Insightful products include S-PLUS®, Insightful Miner™, S-PLUS® Server, and InFact®. Insightful consulting services provide specialized expertise and proven processes for the design, development, and deployment of customized solutions. The company has been delivering industry-leading, high-ROI solutions to thousands of companies in financial services, life sciences, biotechnology, telecommunications, manufacturing, plus government and research institutions.

Headquartered in Seattle, Insightful has offices in North Carolina, France, Switzerland, and the United Kingdom, with distributors around the world. For more information, visit www.insightful.com, email info@insightful.com, or call 1-800-569-0123.

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Note to Investors - Forward Looking Statements
This press release contains forward-looking statements, including statements about the capabilities of InFact (including tasks that users can accomplish with the product); InFact product features and deployability across the enterprise; the capabilities of competing products now or in the past; and customer acceptance of our software products. Forward-looking statements are based on the judgment and opinions of management at the time the statements are made. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Actual results could differ materially from those expressed or implied by the forward-looking statements for a number of reasons, including, without limitation, the risks associated with errors or defects in our software; the risks associated with our ability to compete in the markets we serve; and the risks associated with market demand and customer acceptance of our products. More detailed information regarding these and other factors that could affect actual results is set forth in our filings with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q. You should not unduly rely on these forward-looking statements, which apply only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events.